Exhibit 10.6
March 21, 2023

Meredith Waters
Delivered electronically
via DocuSign

Dear Meredith,

On behalf of Mondee, Inc., I am pleased to extend to you this offer of employment as General Counsel (GC).  In this position, you will report directly to Chief Executive Officer, Mr. Prasad Gundumogula, or another individual designated by the Chief Executive Officer.
Mondee, Inc. and its subsidiaries, affiliates, successors or assigns (“Mondee”) agrees to employ you as an “at-will” employee. Your employment is subject to the terms and conditions set forth in this letter (this “Offer Letter”). If you accept this offer, your employment shall begin on April 24th, 2023 (the “Start Date”) and shall end upon separation from Mondee (the “Employment Period”).

During the Employment Period, you shall serve as GC of Mondee and its subsidiaries and shall have the normal duties, responsibilities, and authority implied by such position, and such other activities as are reasonably directed by management, subject in each case to the power of the management to expand, limit, or otherwise alter such duties, responsibilities, positions, and authority and to otherwise override actions of employees. You agree to devote your full business time, attention and best efforts to the performance of your duties and to the furtherance of Mondee’s interests.

As GC, you will be full-time, working 40 hours in a workweek. You will be classified as exempt under the federal Fair Labor Standards Act and Texas Minimum Wage Act which means you are not entitled to overtime pay for working more than 40 hours in a workweek or more than 8 hours in a workday.
Commencing on the Start Date and continuing until a separation, Mondee will pay you a base salary of $250,000.00 per annum. The annual base salary shall be payable by Mondee in regular installments in accordance with Mondee’s general payroll practices in effect. An annual grant of $300,000 in RSUs will be made on the start date for each employment year, with 25% of these RSUs vesting at the end of each successive quarter. An annual performance bonus up to 30% of base, as determined by the Board, will be paid after the end of Mondee’s fiscal year, prorated as appropriate for 2023. This compensation package will be reviewed within one year and adjusted as appropriate based on individual and company performance and results. You will also receive a grant of $45,000 in RSUs with a one year vesting period effective as of your Start Date.

During the Employment Period, you will be entitled to (I) medical, dental, and vision insurance of such coverage in effect by Mondee, (II) a maximum of three weeks (15 days) of paid vacation each year, (III) such other benefits that are made generally available to similar employees of Mondee such as 401k, short-term and long-term disability and life insurance, as are approved by the Board, and (IV) Mondee’s reimbursement for reasonable out-of-pocket business expenses incurred by you, subject to Employer’s expense reimbursement policy. Mondee reserves the right in its sole discretion to modify or terminate any of its benefits, plans or programs to the extent permitted by applicable law.

You will be subject to all applicable employment and other policies of Mondee, as outlined in the Mondee employment handbook and elsewhere. You will not disclose the private and confidential affairs of Mondee and will not use for your own purposes or for those of any other person any information which you acquire about the business and affairs of Mondee or about its management and methods of operations.

If you choose to accept this offer, your employment with us will be voluntarily entered into and will be for a period of five years. You will be free to resign at any time, for any reason or for no reason, as you deem appropriate. Alternatively, your employment may be terminated by Mondee for Cause (as defined below) at any time and without prior notice. Your employment may also be terminated by Mondee without Cause at any time and without prior notice; provided, however, that if your employment is terminated without Cause within the first two years of your employment, you shall be entitled to receive your monthly base salary (subject to all withholdings and deductions as may be required by law) in semi-monthly payments over a period of 4 months, and any granted but unvested options or RSUs at that time would be retained by employee and vest pursuant to their original schedule, if and only if, you sign and return a release of claims on the termination of your employment in the form acceptable to Mondee. For purposes of this Agreement, “Cause” shall mean: (i) your death, permanent disability or physical or mental illness or incapacity to substantially perform your duties pursuant to this Agreement for a period of one hundred eighty (180) days during a twelve (12) month period; (ii) your conviction of a felony or of a crime involving dishonesty or moral turpitude, including, without limitation, any act or crime involving misappropriation or embezzlement of Mondee’s assets or funds; (iii) your intentional violation of any applicable local, state or federal law or regulation affecting Mondee. Although your duties, title, compensation and benefits, as well as Mondee’s personnel policies and procedures may change from time to time, the “at-will” nature of your employment may only be changed in an express agreement signed by you and an authorized representative of Mondee.

For purposes of federal immigration law, you will be required to provide to us documentary evidence of your identity and eligibility for employment in the United States.  You must provide such documentation to us within three (3) business days of your date of hire as a condition of this offer and of your employment, and your failure to comply with this condition gives us the right to immediately terminate our employment relationship with you.

To indicate your acceptance of our offer, please sign and date this Offer Letter in the space provided below and return it within 5 days, after which, this offer will be deemed to be withdrawn. A duplicate original will be provided after all parties have signed. This letter, along with the At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, attached hereto and incorporated herein, set forth the terms of your employment with us and supersede any prior representations or agreements, whether written or oral.  This letter may not be modified or amended except in writing signed by us and by you.

[Signature Page Follows]

We look forward to working with you at Mondee, Inc. Welcome aboard!

Best Regards,

/s/ Prasad Gundumogula

Prasad Gundumogula
Chief Executive Officer

I understand, accept and agree to all terms and conditions of employment with Mondee, Inc. as set forth in this Offer Letter. I also understand and agree that my employment is at-will and, with the exception of subsequent written agreement signed by an authorized Mondee representative, no statements or communications, whether oral or written, will modify my at-will employment status. I further understand that this Offer Letter and its attachments reflect Mondee’s complete offer of employment to me and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to my employment. I have not relied on any agreements or representations, express or implied, that are not expressly set forth in this Offer Letter.

Employee Signature: _/s/ Meredith Waters___________________________
                    Meredith Waters

Date: _3/24/23_______________________

MONDEE, INC.
AT-WILL EMPLOYMENT, CONFIDENTIAL INFORMATION,
INVENTION ASSIGNMENT,
AND ARBITRATION AGREEMENT
As a condition of my employment with Mondee, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation previously, now and hereafter paid to me by Company, I agree to the following:
1.AT-WILL EMPLOYMENT.
I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. ACCORDINGLY, I ACKNOWLEDGE THAT MY EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT MY OPTION OR AT THE OPTION OF THE COMPANY, WITH OR WITHOUT NOTICE.
2. NON-COMPETITION; NON-SOLICITATION
(a) The Company shall provide Executive access to Confidential Information for use only during the Employment Period, and Executive acknowledges and agrees that the Company Group will be entrusting Executive, in Executive’s unique and special capacity, with developing the goodwill of the Company Group, and in consideration of the Company providing Executive with access to Confidential Information, clients and customers and as an express incentive for the Company to enter into this Agreement and employ Executive, Executive has voluntarily agreed to the covenants set forth in this Section 10. Executive agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain competitive activities, are reasonable in all respects, do not interfere with public interests, will not cause Executive undue hardship, and are material and substantial parts of this Agreement intended and necessary to prevent unfair competition and to protect the Company Group’s Confidential Information, goodwill and legitimate business interests.
(b) During the Prohibited Period, Executive shall not, without the prior written approval of the Board, directly or indirectly, for Executive or on behalf of or in conjunction with any other person or entity of any nature:
(i) engage in or participate in (or prepare to engage in or participate in) the Business within the Market Area, which prohibition shall prevent Executive from directly or indirectly: (A) owning, investing in, controlling, managing, operating, participating in, lending Executive’s name to, contributing to, providing assistance to or being an officer or director of, any person or entity engaged in or planning to engage in the Business in the Market Area, or (B) joining, becoming an employee or consultant of, or otherwise rendering services for or being affiliated with or engaged by, any person or entity engaged in, or planning to engage in, the Business in the Market Area in any capacity (with respect to this clause (B)) in which Executive’s customer or client relationships, duties or responsibilities are the same as or similar to the customer or client relationships, duties or responsibilities that Executive had on behalf of any member of the Company Group;

(ii) appropriate or interfere with or attempt to appropriate or interfere with any Business Opportunity of, or relating to, any member of the Company Group located in the Market Area;
(iii) solicit, canvass, approach, encourage, entice or induce any customer, vendor or supplier of any member of the Company Group with whom Executive had contact (including oversight responsibility) or learned Confidential Information about during Executive’s employment with any member of the Company Group to cease or lessen such customer’s, vendor’s or supplier’s business with any member of the Company Group or otherwise adversely affect such relationship, or attempt to do any of the foregoing; or
(iv) solicit, canvass, approach, encourage, entice or induce any employee or contractor of any member of the Company Group to terminate his, her or its employment or engagement with any member of the Company Group, or hire or retain any such employee or contractor.
Notwithstanding the foregoing, nothing herein shall not limit Executive’s ability to accept employment and perform work with any person or entity where (x) the services provided by Executive to such person or entity are not, and do not directly or indirectly benefit any division or business of such person or entity that is, in competition with the Business or any other material business in which a member of the Company Group has made a significant financial investment on or prior to the date of termination to be engaged in on or after such date and (y) Executive does not own more than 5% of the equity securities of such person or entity.
(c) Because of the difficulty of measuring economic losses to the Company Group as a result of a breach or threatened breach of the covenants set forth in Section 9 and in this Section 10, and because of the immediate and irreparable damage that would be caused to the members of the Company Group for which they would have no other adequate remedy, the Company and each other member of the Company Group shall be entitled to enforce the foregoing covenants, in the event of a breach or threatened breach, by injunctions and restraining orders from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall not be the Company’s or any other member of the Company Group’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company and each other member of the Company Group at law and equity. Executive further agrees that Executive will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 10, and that Executive will reimburse the Company Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 10 if Executive challenges the reasonableness or enforceability of any of the provisions of this Section 10.

(d) The covenants in this Section 10, and each provision and portion hereof, are severable and separate, and the unenforceability of any specific covenant (or portion thereof) shall not affect the provisions of any other covenant (or portion thereof). Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which such arbitrator or court deems reasonable, and this Agreement shall thereby be reformed.

(e) The following terms shall have the following meanings:
(i) “Business” shall mean the business and operations that are the same or similar to and engage in direct competition with those performed by the Company and any other member of the Company Group for which Executive provides services or about which Executive obtains Confidential Information during the Employment Period.
(ii) “Business Opportunity” shall mean any actual or potential commercial, investment or other business opportunity of any member of the Company Group or relating to the Business about which Executive learned Confidential Information during Executive’s employment with any member of the Company Group.
(iii) “Market Area” shall mean each jurisdiction in which the Company Group operates as of the date the Executive is no longer employed by any member of the Company Group.
(iv) “Prohibited Period” shall mean the period during which Executive is employed by any member of the Company Group and continuing for a period of 12-months following the date that Executive is no longer employed by any member of the Company Group.
(f) Executive undertakes and agrees that following the date that Executive is no longer employed by any member of the Company Group and prior to entering into any relationship with any other party to serve as an officer, director, employee, consultant, partner, advisor, joint-venturer or in any other capacity with any other person or entity, Executive shall disclose to such other party the terms of the restrictive covenants set forth herein and hereby consents to the Company making any related disclosures.

3.CONFIDENTIAL INFORMATION.
a.Company Information. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, (including other employees of Mondee not having a need to know and authority to know), firm or corporation without written authorization of the President or the Board of Directors of the Company, any Company Confidential Information. I understand that my unauthorized use or disclosure of Company Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company. I understand that “Company Confidential Information” means any non-public information that directly or indirectly relates to the actual or anticipated business, research or development of the Company, or to the Company’s technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on which I called or with which I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances and other business information; provided, however Company Confidential Information does not include any of the foregoing items to the extent the same have become publicly known and made generally available through no wrongful act of mine or of others.
b.Former Employer Information. I agree that during my employment with the Company, I will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity. I further agree that I will not bring onto the premises of the Company or transfer onto the Company’s technology systems any unpublished document, proprietary information or trade secrets belonging to any such employer, person or entity unless consented to in writing by both Company and such employer, person or entity.
c.Third Party Information. I recognize that the Company may have received and in the future may receive from third parties associated with the Company, e.g., the Company’s customers, suppliers, licensors, licensees, partners, or collaborators (“Associated Third Parties”) their confidential or proprietary information (“Associated Third Party Confidential Information”). By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties. I agree at all times during my employment with the Company and thereafter, to hold in the strictest confidence, and not to use or to disclose to any person, firm or corporation any Associated Third Party Confidential Information, except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such Associated Third Parties. I understand that my unauthorized use or disclosure of Associated Third Party Confidential Information during my employment will lead to disciplinary action, up to and including immediate termination and legal action by the Company.
d.Permitted Disclosures. Nothing in this Agreement prohibits or restricts you from initiating communications directly with, responding to inquiry from, or providing testimony before the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization, or any federal or state regulatory authority.
4.INVENTIONS.
a.Inventions Retained and Licensed. I have attached hereto as Exhibit A, a list describing all inventions, discoveries, original works of authorship, developments, improvements, and trade secrets, which were conceived in whole or in part by me prior to my employment with the Company to which I have any right, title or interest, and which relate to the Company’s proposed business, products, or research and development (“Prior Inventions”); or, if no such list is attached, I represent and warrant that there are no such Prior Inventions. Furthermore, I represent and warrant that the inclusion of any Prior Inventions from Exhibit A of this Agreement will not materially affect my ability to perform all obligations under this Agreement. If, in the course of my employment with the Company, I incorporate into or use in connection with any product, process, service, technology or other work by or on behalf of Company any Prior Invention, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license, with the right to grant and authorize sublicenses, to make, have made, modify, use, import, offer for sale, and sell such Prior Invention as part of or in connection with such product, process, service, technology or other work and to practice any method related thereto.
b.Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under patent, copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (including during my off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company Confidential Information, except as provided in Section 3.E below (collectively referred to as “Inventions”). I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty or other consideration will be due to me as a result of the Company’s efforts to commercialize or market any such Inventions.
c.Maintenance of Records. I agree to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. The records are and will be available to and remain the sole property of the Company at all times.
d.Patent and Copyright Registrations; Power of Attorney. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions and any rights relating thereto, and testifying in a suit or other proceeding relating to such Inventions and any rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature with respect to any Inventions including, without limitation, to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering such Inventions, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any papers, oaths and to do all other lawfully permitted acts with respect to such Inventions with the same legal force and effect as if executed by me. The power of Attorney is coupled with an interest and shall not be impacted by my incapacity.
e.Moral Rights. To the extent any copyrights are assigned under this Agreement, I hereby irrevocably waive, to the extent permitted by applicable law, any and all claims I may now have or hereafter have in any jurisdiction to all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” with respect to all Inventions and intellectual property rights therein.
f.No License. I understand that this Agreement does not, and shall not be construed to, grant me any license or right of any nature with respect to the Inventions or any Confidential Information, materials, software, intellectual property rights or other tools or data made available to me by the Company.
5.SECURITY AND ACCESS. I agree and covenant (i) to comply with all company security policies and procedures as in force from time to time, including, without limitation, those regarding computer equipment, telephone and voicemail systems, facilities access, monitoring, key cards, access codes, intranet, internet, social media and instant messaging systems, computer systems and networks, email, document storage systems, software, data security, encryption, firewalls, passwords and any and all company facilities, it resources and communication technologies (“facilities and information technology and access resources”); (ii) not to access or use any Facilities and Information Technology and Access Resources except as authorized by the Company; and (iii) not to access or use any Facilities and Information Technology and Access Resources in any manner after the termination of my Employment with the Company, whether termination is voluntary or involuntary. I agree to notify the Company promptly in the event I learn of any violation of the foregoing by others, or of any misappropriation or unauthorized access, use, reproduction or reverse engineering of, or tampering with any Facilities and Information Technology and Access Resources or other Company property or materials by others.
6.CONFLICTING EMPLOYMENT.
A.    Current Obligations. I agree that during the term of my employment with the Company, I will not engage in or undertake any other employment, occupation, consulting relationship or commitment that is directly related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.
B.    Prior Relationships. Without limiting Section 4.A, I represent that I have no other agreements, relationships or commitments to any other person or entity that conflict with my obligations to the Company under this Agreement or my ability to become employed and perform the services for which I am being hired by the Company. I further agree that if I have signed a confidentiality agreement or similar type of agreement with any former employer or other entity, I will comply with the terms of any such agreement to the extent that its terms are lawful under applicable law. I represent and warrant that after undertaking a careful search (including searches of my computers, cell phones, electronic devices and documents), I have returned all property and confidential information belonging to all prior employers. Moreover, in the event that the Company or any of its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor or successor corporations, or assigns is sued based on any obligation or agreement to which I am a party or am bound, I agree to fully indemnify the Company, its directors, officers, agents, employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns for all verdicts, judgments, settlements, and other losses incurred by the Company (the indemnitee) in the event that it is the subject of any legal action resulting from any breach of my obligations under this Agreement, as well as any reasonable attorneys’ fees and costs if the plaintiff is the prevailing party in such an action.
7.RETURNING COMPANY DOCUMENTS. Upon separation from employment with the Company or on demand by the Company during my employment, I will immediately deliver to the Company, and will not keep in my possession, recreate or deliver to anyone else, any and all company property, including, but not limited to, Company Confidential Information, associated third party confidential information, as well as all devices and equipment belonging to the Company (including computers, handheld electronic devices, telephone equipment, and other electronic devices), company credit cards, records, data, notes, notebooks, reports, files, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, photographs, charts, all documents and property, and reproductions of any of the aforementioned items that were developed by me pursuant to my employment with the Company, obtained by me in connection with my employment with the Company, or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to Section 3.C. I also consent to an exit interview to confirm my compliance with this Section 6.
8.TERMINATION CERTIFICATION. Upon separation from employment with the Company, i agree to immediately sign and deliver to the company the “termination certification” attached hereto as Exhibit B. I also agree to keep the company advised of my home and business address for a period of three (3) years after termination of my employment with the Company, so that the Company can contact me regarding my continuing obligations provided by this Agreement.
9.NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my obligations under this Agreement.
10.SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether voluntary or involuntary, with or without cause, I shall not either directly or indirectly solicit any of the Company’s employees to leave their employment, or attempt to solicit employees of the Company, either for myself or for any other person or entity.
11.NON-DISPARAGEMENT. I agree and covenant that I will not at an time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses or any of its employees, officers and existing and prospective customers, suppliers, investors and other associated third parties. This Section does not in any way restrict me from exercising my rights under Section 7 of the National Labor Relations Act or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order.
12.CONFLICT OF INTEREST GUIDELINES. I AGREE TO DILIGENTLY ADHERE ALL TO POLICIES OF THE COMPANY INCLUDING THE COMPANY’S INSIDER’S TRADING POLICIES AND THE CONFLICT OF INTEREST GUIDELINES ATTACHED AS EXHIBIT C HERETO, WHICH MAY BE REVISED FROM TIME TO TIME DURING MY EMPLOYMENT.
13.REPRESENTATIONS. I AGREE TO EXECUTE ANY PROPER OATH OR VERIFY ANY PROPER DOCUMENT REQUIRED TO CARRY OUT THE TERMS OF THIS AGREEMENT. I REPRESENT THAT MY PERFORMANCE OF ALL THE TERMS OF THIS AGREEMENT WILL NOT BREACH ANY AGREEMENT TO KEEP IN CONFIDENCE PROPRIETARY INFORMATION ACQUIRED BY ME IN CONFIDENCE OR IN TRUST PRIOR TO MY EMPLOYMENT BY THE COMPANY. I HEREBY REPRESENT AND WARRANT THAT I HAVE NOT ENTERED INTO, AND I WILL NOT ENTER INTO, ANY ORAL OR WRITTEN AGREEMENT IN CONFLICT HEREWITH.
14.AUDIT. I ACKNOWLEDGE THAT I HAVE NO REASONABLE EXPECTATION OF PRIVACY IN ANY COMPUTER, TECHNOLOGY SYSTEM, EMAIL, HANDHELD DEVICE, TELEPHONE, OR DOCUMENTS THAT ARE USED TO CONDUCT THE BUSINESS OF THE COMPANY. AS SUCH, THE COMPANY HAS THE RIGHT TO AUDIT AND SEARCH ALL SUCH ITEMS AND SYSTEMS, WITHOUT FURTHER NOTICE TO ME, TO ENSURE THAT THE COMPANY IS LICENSED TO USE THE SOFTWARE ON THE COMPANY’S DEVICES IN COMPLIANCE WITH THE COMPANY’S SOFTWARE LICENSING POLICIES, TO ENSURE COMPLIANCE WITH THE COMPANY’S POLICIES, AND FOR ANY OTHER BUSINESS-RELATED PURPOSES IN THE COMPANY’S SOLE DISCRETION. I UNDERSTAND THAT I AM NOT PERMITTED TO ADD ANY UNLICENSED, UNAUTHORIZED OR NON-COMPLIANT APPLICATIONS TO THE COMPANY’S TECHNOLOGY SYSTEMS AND THAT I SHALL REFRAIN FROM COPYING UNLICENSED SOFTWARE ONTO THE COMPANY’S TECHNOLOGY SYSTEMS OR USING NON-LICENSED SOFTWARE OR WEB SITES. I UNDERSTAND THAT IT IS MY RESPONSIBILITY TO COMPLY WITH THE COMPANY’S POLICIES GOVERNING USE OF THE COMPANY’S DOCUMENTS AND THE INTERNET, EMAIL, TELEPHONE AND TECHNOLOGY SYSTEMS TO WHICH I WILL HAVE ACCESS IN CONNECTION WITH MY EMPLOYMENT.
15.ARBITRATION AND EQUITABLE RELIEF.
a.Arbitration. IN CONSIDERATION OF MY EMPLOYMENT WITH THE COMPANY, ITS PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES, AND MY RECEIPT OF THE COMPENSATION, PAY RAISES AND OTHER BENEFITS PAID TO ME BY THE COMPANY, AT PRESENT AND IN THE FUTURE, I AGREE THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES WITH ANYONE (INCLUDING THE COMPANY AND ANY EMPLOYEE, OFFICER,

DIRECTOR, SHAREHOLDER OR BENEFIT PLAN OF THE COMPANY IN THEIR CAPACITY AS SUCH OR OTHERWISE), WHETHER BROUGHT ON AN INDIVIDUAL, GROUP, OR CLASS BASIS, ARISING OUT OF, RELATING TO, OR RESULTING FROM MY EMPLOYMENT WITH THE COMPANY OR THE TERMINATION OF MY EMPLOYMENT WITH THE COMPANY, INCLUDING ANY BREACH OF THIS AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION UNDER THE ARBITRATION RULES SET FORTH IN CHAPTER 171 OF THE TEXAS CIVIL PRACTICE AND REMEDIES CODE (THE “RULES”) AND PURSUANT TO TEXAS LAW. DISPUTES WHICH I AGREE TO ARBITRATE, AND THEREBY AGREE TO WAIVE ANY RIGHT TO A TRIAL BY JURY, INCLUDE ANY STATUTORY CLAIMS UNDER STATE OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE OLDER WORKERS BENEFIT PROTECTION ACT, THE SARBANES-OXLEY ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE TEXAS PAYDAY LAW, THE FAMILY AND MEDICAL LEAVE ACT, THE TEXAS MINIMUM WAGE ACT, CLAIMS OF HARASSMENT, DISCRIMINATION AND WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS. I FURTHER UNDERSTAND THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH ME.
b.Procedure. I AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. I AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. I ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY EXCEPT AS PROHIBITED BY LAW. I UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA EXCEPT THAT I SHALL PAY THE FIRST $125.00 OF ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION I INITIATE. I AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. I AGREE THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING. I

AGREE THAT ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED IN TRAVIS COUNTY, TEXAS.
c.Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN ME AND THE COMPANY. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER I NOR THE COMPANY WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW. NOTHING IN THIS AGREEMENT OR IN THIS PROVISION IS INTENDED TO WAIVE THE PROVISIONAL RELIEF REMEDIES AVAILABLE UNDER THE RULES.
d.Administrative Relief. I UNDERSTAND THAT THIS AGREEMENT DOES NOT PROHIBIT ME FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE ME FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.
e.Voluntary Nature of Agreement. I ACKNOWLEDGE AND AGREE THAT I AM EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. I FURTHER ACKNOWLEDGE AND AGREE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND THAT I HAVE ASKED ANY QUESTIONS NEEDED FOR ME TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT I AM WAIVING MY RIGHT TO A JURY TRIAL. FINALLY, I AGREE THAT I HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF MY CHOICE BEFORE SIGNING THIS AGREEMENT.
16.GENERAL PROVISIONS.
a.Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Texas without giving effect to any choice of law rules or principles that may result in the application of the laws of any jurisdiction other than Texas. To the extent that any lawsuit is permitted under this Agreement, I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Texas for any lawsuit filed against me by the Company and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

b.Entire Agreement. This Agreement, together with the Exhibits herein, sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or representations between us including, but not limited to, any representations made during my interview(s) or relocation negotiations, whether written or oral. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the President of the Company and me. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.
c.Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
d.Successors and Assigns. I may not assign this Agreement or any part thereof, and any purported assignment by me shall be null and void from the initial date of purported assignment. Notwithstanding the foregoing, this Agreement will be binding upon my heirs, executors, assigns, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. There are no intended third party beneficiaries to this Agreement except as expressly stated. The Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets of the Company. This Agreement shall inure to the benefit of the Company and its successors and assigns.
E.    Waiver. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.
F.    Survivorship. The rights and obligations of the parties to this Agreement will survive termination of my employment with the Company.
G.    Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
H.    Effective Date. I hereby acknowledge and agree that this Agreement shall be effective as of the commencement of my employment, as shown by the Company’s records, with the same force and effectiveness as if this agreement were executed on such date.

[Signature Pages Follow]

IN WITNESS WHEREOF, I have executed this agreement as of the 24th day of March, 2023.

MONDEE, INC.
/s/ Prasad Gundumogula
Signature
Prasad Gundumogula
Name (typed or printed)

EMPLOYEE:

/s/ Meredith Waters
Signature
Meredith Waters
Name (typed or printed)

WITNESS:

/s/ Jim Dullum
Signature
Jim Dullum
Name (typed or printed)

Exhibit A
LIST OF PRIOR INVENTIONS
AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

___ No inventions or improvements
___ Additional Sheets Attached
Signature of Employee: /s/ Meredith Waters
Print Name of Employee: Meredith Waters
Date: 3/24/23

Exhibit B
MONDEE, INC.
TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Mondee, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).
I further certify that I have complied with all the terms of the Company’s At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.
I further agree that, in compliance with the At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement, I will preserve as confidential all Company Confidential Information and Associated Third Party Confidential Information including trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.
I also agree that for twelve (12) months from this date, I will not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or to enter into an employment, consulting, contractor, or other relationship with any other person, firm, business entity, or organization (including with myself).
After leaving the Company’s employment, I will be employed by _____________________ in the position of:                 .

Signature of employee

Print name

Date
Address for Notifications:

Exhibit C
MONDEE, INC.
CONFLICT OF INTEREST GUIDELINES
It is the policy of Mondee, Inc., to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.
1.    Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The At Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement elaborates on this principle and is a binding agreement.)
2.    Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.
3.    Participating in civic or professional organizations that might involve divulging confidential information of the Company.
4.    Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.
5.    Initiating or approving any form of personal or social harassment of employees.
6.    Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.
7.    Borrowing from or lending to employees, customers or suppliers.
8.    Acquiring real estate of interest to the Company.
9.    Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.
10.    Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.
11.    Making any unlawful agreement with distributors with respect to prices.
12.    Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

13.    Engaging in any conduct which is not in the best interest of the Company.
Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.